Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2014 relating to the financial statements of Local TV, LLC and subsidiaries for the period ended December 26, 2013, appearing in Tribune Media Company’s Registration Statement on Form 10 (File No. 001-08572), dated September 19, 2014, Amendment No. 1 to Form 10 dated November 14, 2014, and Amendment No. 2 to Form 10 dated December 1, 2014.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Cincinnati, Ohio

December 8, 2014